EXHIBIT 23.2



INDEPENDENT AUDITOR' CONSENT


We consent to the incorporation by reference in this Registration Statement of Elcotel, Inc. on Form S-8 of our report dated June 2,1995, appearing in the Annual Report on Form 10-KSB of Elcotel,Inc. For the year ended March 31, 1995.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Tampa, Florida
September 11, 1995